Cognigen Networks, Inc.
February 28, 2005

                                   SEGAL & Co.
                                  Incorporated

                               996 Haverstraw Road
                             Suffern, New York 10901
          Tel: (845) 406-3416 Fax: (845) 362-1801 Cell: (917) 734-1488
               e-mail: RBSegal.@SEGALandCo.com www.SEGALandCo.com

Robert B. Segal
Chairman

February 28, 2005

The Board of Directors
Cognigen Networks, Inc.
Meridian Center
9800 Mount Pyramid Court
Suite 400
Englewood, CO  80112

Gentlemen:

We understand that Cognigen Networks, Inc., a Colorado corporation,  ("Cognigen"
or the "Company") is requesting the  assistance of SEGAL & Co.  Incorporated,  a
Delaware  corporation,  ("S&Co.")  in  establishing  projects,  joint  ventures,
financing  and  financial   commitments  with  selected   investors,   financial
institutions  and  corporations  for the purpose of allowing  Cognigen to market telecommunications  and  financial  services in its licensed  territories.  Such financial  commitments  and  financing  may also be  provided  to joint  venture structures  that hold such assets,  which may be newly  acquired for existing or
new  customers.   S&Co.  and  Cognigen  have  discussed  establishing  financial commitments  and financing  from  investors and financial  institutions  through direct negotiations through one or several transactions.

The  purpose  of this  letter is to set forth  the  terms of the  engagement  by
Cognigen of S&Co. to act as a  non-exclusive  financial  advisor to Cognigen for the purposes of furnishing  financial  advisory  services in connection with the development  and  implementation  of a  financial  plan for  Cognigen  to enable
Cognigen to: (i) establish joint  ventures,  obtain equity and/or debt financing
and  financial   commitments   with  or  from  selected   investors,   financial
institutions and joint venture partners,  (any one of these  transactions  being
referred  to  as  an  "Financing  Transaction");   (ii)  consummate  a  sale  or
divestiture  of its  business,  assets or rights  under  contracts  of  whatever nature;  (iii)  consummate any merger,  joint venture  investment or acquisition
(whether accomplished through merger,  purchase of stock or assets or otherwise)
of businesses or assets of other  businesses  (any one of these  transactions in
(ii) or (iii) being referred to as an "M&A  Transaction").  The M&A Transactions
and  Financing   Transactions  are  herein  collectively   referred  to  as  the
"Transactions".

1. Term

The term of this  agreement  shall  extend  from the date of this  letter  for a period of 12 months  ("Term"),  may be terminated at any time after that without cause by either party upon thirty days  written  notice and may be extended on a month-to-month basis by mutual written consent of the parties hereto.

2. Financial Advisory Services

In  connection  with this  engagement,  S&Co.  will provide  Cognigen  financial advisory services that will include the following:

(a)  Assisting in the refinement and analysis of revenue, balance sheet and cash flow projections of Cognigen for Cognigen's own analytical purposes and for use in presentations to Transaction counterparties;

(b)  Assisting in the  preparation of a Confidential  Offering  Memorandum to be used in soliciting  proposals from selected  Transaction  counterparties to provide debt and/or equity funding in support of Cognigen;

(c)  Assisting in identifying and contacting investors,  financial  institutions and  corporations  ("Transaction  counterparties")  and in negotiating with
     Transaction  counterparties  for Cognigen with respect to specific possible
     Transactions; and

(d). Assisting in negotiations relating to the Transactions.

3. Financial Advisory Fees

Recognizing  that S&Co. will expend a substantial  time commitment  assisting in developing and negotiating  possible  Transactions,  Cognigen shall pay to S&Co.
for providing financial advisory and investment banking services:

(a)  A Financing  Fee equal to 4% of the first $5 million of  Transaction  Value
     (as defined below) of such Financing Transaction,  2% of the subsequent $10 million of Transaction  Value and 1% of all remaining  Transaction Value in the event of any Transaction during the Term or 12 months subsequent to the
     Term with  respect to a  Counterparty  contacted  by S&Co.  during the term provided  S&Co.  provides  written  notice to  Cognigen  as provided in the paragraph below. The Financing Fee will be payable on the date of the first closing of the Financing  Transaction in cash unless otherwise agreed to in writing by Cognigen and S&Co.; or,

     An M&A Fee, equal to 2.5% of  Transaction  Value (as defined below) of such
     M&A Transaction,  in the event of an acquisition by, or acquisition,  sale, sale of assets or merger involving more than 51% of the equity or assets of
     Cognigen  during the Term or 12 months  subsequent to the Term with respect to a  counterparty  contacted  by  S&Co.  during  the Term  provided  S&Co.
     provides  written notice to Cognigen as provided in the paragraph below. A
     Transaction  involving less than 51% of Cognigen will be deemed a Financing
     Transaction  and give rise to a fee  pursuant  to  paragraph  3(a).  Unless otherwise  agreed to in writing by S&Co. and Cognigen,  the M&A Fee will be payable in cash on the date of the closing of the M&A Transaction.

b)   A  Project  Management  Fee to be  agreed  upon in a  separate  writing  by
     Cognigen and S&Co.

As  used  in  this  letter,  acquisition  refers  to  any  acquisition,  whether
accomplished  through  merger,   purchase  of  stock  or  assets  or  otherwise.
Counterparties  contacted by S&Co. shall include any contact by S&Co.  including but not  limited  to  meetings,  mail,  fax and  telephone,  whether or not such contact was  initiated by S&Co.  provided  that S&Co.  provides  Cognigen with a written list of any such  counterparty  at the time  contacted by S&Co. If S&Co.
does not provide the name of any such counterparty to Cognigen in writing at the time of  contact  by S&Co.,  S&Co.  will not be paid any fee  hereunder  for any
Transaction  between  Cognigen  and such  counterparty.  With  respect to an M&A
Transaction,  Transaction  Value  means  the  total  amount of cash and the fair market value (as  determined  jointly by Cognigen and by S&Co. as of the date of closing) of all other  property paid or payable  directly or indirectly to or by
Cognigen or its security  holders in connection  with an M&A  Transaction  other than any such amount paid to  Cognigen by one of its current  security  holders.
Transaction  Value shall include the fair market value,  as of the closing date, of: (i) equity securities or interests,  including  warrants,  options and stock appreciation  rights,  whether  or  not  vested  or  issued,  (ii)  straight  or convertible debt instruments or other obligations,  whether or not issued, (iii)
leased interests and purchase options.  Transaction Value shall also include the following:  (i) amounts paid as  extraordinary  dividends or other  compensation paid to security holders in  contemplation  of an M&A Transaction,  (ii) amounts
paid  to  or  by  Cognigen  or  its  security   holders  in  connection  with  a
non-competition,  consulting  or similar  agreement  in  connection  with an M&A
Transaction, and (iii) liabilities, including capitalized leases and pension and other  unfunded  liabilities,  assumed or refinanced  in connection  with an M&A
Transaction.  If  certain  amounts  of  consideration  are to be  paid  to or by
Cognigen  or its  security  holders  at a date or dates past the  closing  date, whether or not paid on a contingent  basis,  then  Transaction  Value shall also include such amounts,  as of the closing date, which amounts shall be determined jointly by Cognigen and S&Co.

With respect to a Financing  Transaction,  Transaction  Value shall  include the gross amount of all funding proceeds received by the Company or its subsidiaries or joint ventures, excluding any funding provided by any current security holder of  Cognigen,  from a  Transaction,  including  the gross amount of funding made available under a line for future take down subject to conditions  acceptable to the Company.  If certain amounts of consideration are to be received by Cognigen or one of its joint  ventures at a date or dates past the closing date,  whether or not paid on a contingent  basis,  then  Transaction  Value shall also include such amounts,  as of the closing date, which amounts shall be determined jointly by  Cognigen  and S&Co.  Transaction  counterparties  contacted  by S&Co.  shall include any contact by S&Co.  including but not limited to meetings,  mail,  fax and telephone, whether or not such contact was initiated by S&Co. provided S&Co.
provides written notice to Cognigen as provided above.

Notwithstanding  anything  contained  herein  to the  contrary,  no fee shall be payable by Cognigen to S&Co. for any  Transaction  unless  Cognigen  accepts the
Transaction  and  nothing  contained  herein  requires  Cognigen  to accept  any
Transaction.  Cognigen  shall have no  liability to S&Co.  if Cognigen  does not accept any Transaction for any reason.

4) Miscellaneous

(a)  Cognigen  agrees to  provide  S&Co.  all such  information  as S&Co.  deems necessary and Cognigen  reasonably can furnish to carry out the engagement, and S&Co.  shall have the right to rely on the accuracy and completeness of such information provided by Cognigen, even if such information is prepared by  another  party  engaged by  Cognigen.  S&Co.  will,  and will cause its affiliates,  directors,  officers,  shareholders (or partners),  employees, representatives and agents to, use such information so provided by Cognigen solely for the purposes of the engagement hereunder, keep and hold all such information in strict and complete  confidence and not disclose any of such information  to any third party without  Cognigen's  prior written  consent other than  information  which is  available  publicly  or which  S&Co.  is required to disclose under applicable law.

(b)  In  addition  to any  fees  that may be  payable  to  S&Co.  hereunder  and regardless of whether any proposed  Transaction  is  consummated,  Cognigen hereby  agrees  to  reimburse  S&Co.  when  billed  (i) for all  reasonable out-of-pocket  expenses  (including,  but not limited to, travel,  lodging, printing,  telecommunications,  computer time and other reasonable expenses associated with the performance of this engagement)  incurred in connection with its performance of services hereunder,  (ii) for all legal expenses in connection  with its performance of services  hereunder,  and (iii) for all reasonable travel, legal, per diem expenses of personnel and other out- of-
     pocket  expenses  incurred in  defending,  preparing for the defense of, or assisting  Cognigen,  or S&Co.,  to prepare  for,  or defend  against,  any action,  suit,  proceeding,  or claim  brought or  threatened to be brought arising  out  of  or  based  upon  any  services  rendered  or  transaction contemplated  hereunder or in providing  evidence,  producing  documents or otherwise participating in such action, suit, proceeding or claim; provided all such  expenses set forth in (i),  above do not exceed  $2,000 per month and are  within  a  budget  submitted  to  Cognigen  by  S&Co.  in  writing periodically  to Cognigen that has been  preapproved in writing by Cognigen before any such expenses are incurred by S&Co.

(c)  Cognigen  agrees that,  except as may be required by law or legal  process, the advice provided by S&Co. in connection  with this engagement  shall not be disclosed  publicly or made available to third parties  without  S&Co.'s prior approval, which approval shall not be unreasonably withheld.

(d)  Cognigen  agrees to indemnify and hold harmless S&Co. and its  co-managers, affiliates,  and the respective directors,  officers, agents, and employees of S&Co.  and its  affiliates  and each  other  entity or  person,  if any, controlling  S&Co.  or any of its  affiliates  within the meaning of either
     Section 15 of the Securities Act of 1933, as amended,  or Section 20 of the
     Securities  Exchange Act of 1934, as amended (S&Co. and each such entity or person being referred to as an "Indemnified Person"),  from and against any losses,  claims,  damages or  liabilities  (or actions in respect  thereof)
     related  to or  arising  out of  activities  performed  pursuant  hereto or
     S&Co.'s role in connection  therewith,  and will  reimburse  S&Co.  and any other Indemnified Person for all expenses  (including,  without limitation, fees and disbursements of counsel) reasonably incurred by S&Co. or any such other  Indemnified  Person in connection with  investigating,  preparing or defending  any such  action or claim,  whether  or not in  connection  with pending or threatened  litigation in which S&Co. (or any other  Indemnified
     Person) is a party,  in each case as such  expenses  are  incurred or paid.
     Cognigen will not,  however,  be responsible  for any such losses,  claims, damages,  liabilities or expenses of any such Indemnified Person determined by a final judgment of a court of competent  jurisdiction  to have resulted primarily  from actions  taken or omitted to be taken by such person in bad faith or as a result  of such  person's  gross  negligence.  Cognigen  also agrees that no Indemnified  Person shall have any liability (whether direct or  indirect,  in contract  or tort or  otherwise)  to  Cognigen  for or in connection with such  engagement  except for any such liability for losses, claims,  damages,  liabilities  or expenses  incurred by Cognigen  that are determined by a final judgment of a court of competent jurisdiction to have resulted  primarily  from  actions  taken  or  omitted  to be taken by such persons in bad faith or as a result of such person's gross  negligence.  In
     addition,   if  during,  or  subsequent  to  the  termination  of,  S&Co.'s engagement  hereunder any Indemnified  Person is required to participate in any legal or other proceeding as a result of S&Co.'s engagement  hereunder,
     Cognigen  shall pay S&Co.  at the then market rate for the services of such individuals  and shall  reimburse  S&Co. for its  reasonable  out-of-pocket expenses  including fees and  disbursements of counsel;  provided  however, that the  foregoing  sentence  shall not apply in the  event  S&Co.  is not entitled to indemnification hereunder.

(e)  If for any  reason  the  indemnification  as  afforded  above is held to be unavailable under applicable law to any Indemnified Person, or insufficient to hold it  harmless  (other than by virtue of the  specific  terms of this agreement),  then Cognigen and such Indemnified  Person shall contribute to the amount paid or payable by such  Indemnified  Person as a result of such loss,  claim,  damage or liability in such  proportion as is appropriate to reflect not only the relative  benefits  received by  Cognigen,  on the one hand, and the Indemnified  Person, on the other hand, but also the relative fault of  Cognigen  and the  Indemnified  Person,  as well as any  relevant equitable  considerations,  provided  that in no event  will the  aggregate contribution by S&Co. and other  Indemnified  Persons  hereunder exceed the amount of fees actually received by S&Co. pursuant to this agreement.

(f)  The indemnification, contribution, fees and reimbursement provisions herein contained  shall survive the performance and termination of this agreement.
     This  agreement  may not be amended or  modified  except in  writing.  This agreement shall be governed by and construed in accordance with the laws of the State of Washington.  Cognigen hereby  irrevocably and  unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Washington  and of the United States of America  located in the State of
     Washington for any actions, suits or proceedings arising out of or relating to this agreement and the  transactions  contemplated  hereby,  and further agrees that  service of any  process,  summons,  notice or document by U.S.
     registered  mail to the address set forth above shall be effective  service of process for any action,  suit or proceeding  brought against Cognigen in any such court. Cognigen also hereby irrevocably and unconditionally waives any  objection  to the laying of venue of any  action,  suit or  proceeding arising out of this agreement or the transactions  contemplated  hereby, in the  courts of the State of  Washington  or the  United  States of  America
     located in the State of  Washington,  and hereby  further  irrevocably  and unconditionally  waives  and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Please confirm that the foregoing is in accordance with our  understandings  and agreements  by signing  and  returning  to S&Co.  the  duplicate  of this letter enclosed herewith.

Very truly yours,

SEGAL & Co. Incorporated
by:

/s/ Robert B. Segal
Robert B. Segal
Chairman

Accepted and Agreed to:
Cognigen Networks, Inc.
by:

/s/ Thomas S. Smith
Thomas S. Smith
President